CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88176 and 33-90028) of Stein Mart, Inc. of our report dated February 14, 1997, which appears on page 13 of the 1996 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.



Price Waterhouse LLP
Orlando, Florida
March 11, 1997

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